EXHIBIT B-1(b)


         System Energy Resources, Inc. Money Pool Note



$ 140,000,000                                   November 30, 1996
                                           New Orleans, Louisiana



        ON DEMAND, for value received, the undersigned System Energy Resources, Inc. (the "Borrower") promises to pay to the order of Entergy Services, Inc. as agent for Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Corporation, Entergy Services, Inc., Entergy Operations, Inc., System Energy Resources, Inc. and System Fuels, Inc. for their participation in the Entergy Corporation Money Pool System (the "Lender") at the office of Hibernia National Bank, 313 Carondelet Street, New Orleans, Louisiana (the "Bank"), in lawful money of the United States of America, the principal amount of One Hundred Forty Million Dollars ($ 140,000,000), or, if less than such principal amount, the aggregate unpaid principal amount of all loans outstanding, or any portion of such loans as determined by the Lender, made by the Lender to the Borrower through the Entergy System Money Pool ("Money Pool") pursuant to authorization in effect from time to time of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The Borrower further promises to pay interest on the principal amount of this Note or, if less, the unpaid balance thereof, in like money at said office of the Bank, from the date of this Note, at a rate of interest, calculated on a daily basis, equal to the Daily Weighted Average Investment Rate of the Money Pool portfolio in effect from time to time; provided, however, that in the event that on and as of any particular day there are no excess Money Pool funds invested in the Money Pool portfolio, the Daily Federal Funds Effective Rate as quoted by the Federal Reserve Bank of New York will be the rate of interest applicable to this Note for that day.

         As used herein, the term "Daily Weighted Average Investment Rate", as applied to any day, shall be calculated by multiplying (A) the aggregate of the total daily interest payable on all investments in the Money Pool portfolio outstanding as of such day by (B) 360, and dividing the product thereof by the total amount invested in the Money Pool portfolio as of such day. For purposes of calculating the daily interest payable on each investment in the Money Pool portfolio in (A) above, the original cost of each such investment shall be multiplied by its respective yield and the product shall be divided by 360.

       The amount of each loan made by the Lender to the Borrower through the Money Pool, and the amount of each payment of principal by the Borrower to the Lender, shall be evidenced and determined by reference to the appropriate accounting and computer records maintained by Entergy Services, Inc., as administrator of the Money Pool.

        Interest on this Note shall be payable monthly for the preceding month not later than the second business day of each month, commencing on the first such day after the date of this Note.

        In case this Note should be placed in the hands of an attorney to institute legal proceedings to recover the amount hereof or any part hereof, in principal or interest, or to protect the interests of the holder or holders hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Borrower binds itself to pay the reasonable fee of the attorney who may be employed for that purpose.

        The Borrower hereby waives presentment for payment, demand, notice of non-payment, protest and all pleas of division and discussion, and agrees that the time of payment hereof may be extended from time to time, one or more times, without notice of such extension or extensions and without previous consent.

        The unpaid principal amount of this Note may be prepaid, in whole at any time or in part from time to time, without premium or penalty.

        The indebtedness represented by this Note has been marked on the books of the Borrower as subordinated indebtedness and, as such, is subordinated and junior in right of payment to the Obligations (as defined below) of the Borrower, all to the extent and in the manner set forth below:

        (i)if there shall occur an event of default (after the expiration of any applicable notice and/or grace period(s)) relating to any Obligations of the Borrower, then so long as such event of default shall be continuing and shall not have been cured or waived, or unless and until all such Obligations so in default shall have been paid in full in money or moneys worth at the time of receipt, no payment of principal and premium, if any, or interest shall be made upon this Note; and

         (ii)in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar case or proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, then the Obligations shall first be paid in full in money or moneys worth at the time of receipt, or payment thereof shall have been provided for, before any payment on account of principal, premium, if any, or interest is made upon this Note.

       As used in the preceding paragraph, the term "Obligations" shall mean obligations of the Borrower relating to indebtedness for borrowed money of the Borrower to any non-affiliated entity, the terms of which include provisions requiring that the Borrower's indebtedness to one or more of its affiliated entities be deemed subordinated indebtedness.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Louisiana.


        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer hereunto duly authorized.

                               SYSTEM ENERGY RESOURCES, INC.



                               By:   /s/ Lyn H. Rouchell
                                         Lyn H. Rouchell

                               Title: Assistant Treasurer